Exhibit 99.1

The Priceline Group Reports Financial Results for 1st Quarter 2017

NORWALK, CT – May 9, 2017. . . The Priceline Group Inc. (NASDAQ: PCLN) today reported its 1st quarter 2017 financial results. First quarter gross travel bookings for The Priceline Group (the "Company," the "Group," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $20.7 billion, an increase of 24% over a year ago (approximately 27% on a constant-currency basis).
The Group's gross profit for the 1st quarter was $2.3 billion, a 16% increase from the prior year (approximately 17% on a constant-currency basis). International operations contributed gross profit in the 1st quarter of $2.0 billion, a 17% increase versus a year ago (approximately 19% on a constant-currency basis). Net income in the 1st quarter was $456 million, a 22% increase versus the prior year. Net income was $9.11 per diluted share, a 22% increase as compared to the prior year.
Non-GAAP net income in the 1st quarter was $494 million, a 7% increase versus the prior year. Non-GAAP net income was $9.88 per diluted share, a 7% increase compared to $9.20 per diluted share a year ago. Adjusted EBITDA for the 1st quarter 2017 was $635 million, a 4% increase versus a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
"The Priceline Group is off to a strong start in 2017 with solid growth in room nights and rental car days booked," said Glenn Fogel, Chief Executive Officer of the Priceline Group. "Globally, our brands booked over 173 million room nights during the quarter, up 27% over the same period last year. Booking.com continues to extend its accommodations network, with over 1.2 million properties on its platform, including hotels, homes and apartments, up 36% over last year. Our rental car business grew rental car days by 15% over the 1st quarter of last year, an acceleration from 14% in the 4th quarter."
Mr. Fogel further commented: "Our brands executed well in the quarter, delivering strong performance while making smart and sustainable investments to support future growth and to ensure we provide the best possible experience for our customers."

The Group's guidance for the 2nd quarter of 2017 is as follows:

	Guidance Ranges
(U.S. Dollars in millions, except per share amounts)	Low	High
Metrics
Year over year growth - Room nights booked	16%	21%
Year over year growth - Total gross travel bookings	12%	17%
Year over year growth - Total gross travel bookings (constant currency)	15%	20%

GAAP
Year over year growth - Gross profit	14%	19%
Year over year growth - Gross profit (constant currency)	17%	22%
Net income per diluted share	$12.55	$13.25

Non-GAAP
Non-GAAP Net income per diluted share	$13.30	$14.00
Adjusted EBITDA	$860	$905

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Group uses the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Group uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Group believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Group’s ongoing operating performance because they facilitate comparison of the Group’s results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently than those calculated by the Group). These non-GAAP financial measures, in particular adjusted EBITDA and non-GAAP net income, are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flow from operations as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of our consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income is net income with the following adjustments:

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes amortization expense of intangibles,

•	excludes the impact, if any, of significant charges related to the impairment of goodwill,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment, if any, related to our convertible debt,

•	excludes the impact, if any, of significant gains or losses on the sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments, and

•	the tax impact of the non-GAAP adjustments mentioned above.
In addition to the adjustments listed above regarding non-GAAP net income, adjusted EBITDA excludes depreciation expense, interest income, interest expense and income tax expense and includes the impact of foreign currency transactions and other expenses.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three months ended March 31, 2017 and 2016.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for travel services;
-- the effects of increased competition;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to expand successfully in international markets;
-- our performance advertising efficiency;
-- any change by a major search engine in how it presents travel search results or conducts its auction for search placement in a manner that is competitively disadvantageous to us;
-- our ability to respond to and keep up with the rapid pace of technological change;
-- IT systems-related failures and/or security breaches;
-- adverse changes in the Group's relationships with travel service providers and restaurants;
-- the ability to attract and retain qualified personnel;
-- volatility in the price of our common stock; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About The Priceline Group
The Priceline Group (NASDAQ: PCLN) is the world leader in online travel and related services, provided to customers and partners in over 220 countries through six primary brands - Booking.com, priceline.com, KAYAK, agoda.com, Rentalcars.com, and OpenTable. The Priceline Group’s mission is to help people experience the world.  For more information, visit PricelineGroup.com and follow us on Twitter @PricelineGroup.

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For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@pricelinegroup.com
For Investor Relations: Michael Noonan (203) 299-8489 michael.noonan@pricelinegroup.com

The Priceline Group Inc. UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$2,434,020	$2,081,075
Short-term investments	2,936,158	2,218,880
Accounts receivable, net of allowance for doubtful accounts of $27,179 and $25,565, respectively	934,254	860,115
Prepaid expenses and other current assets	683,450	241,449
Total current assets	6,987,882	5,401,519
Property and equipment, net	381,197	347,017
Intangible assets, net	1,951,999	1,993,885
Goodwill	2,402,306	2,396,906
Long-term investments	10,140,630	9,591,067
Other assets	130,238	108,579
Total assets	$21,994,252	$19,838,973

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$407,575	$419,108
Accrued expenses and other current liabilities	986,681	857,467
Deferred merchant bookings	879,405	614,361
Convertible debt	974,538	967,734
Total current liabilities	3,248,199	2,858,670
Deferred income taxes	497,847	822,334
Other long-term liabilities	128,564	138,767
Long-term debt	7,286,102	6,170,522
Total liabilities	11,160,712	9,990,293

Convertible debt	22,521	28,538

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 62,495,991 and 62,379,247 shares issued, respectively	486	485
Treasury stock, 13,315,844 and 13,190,929 shares, respectively	(7,067,508)	(6,855,164)
Additional paid-in capital	5,558,194	5,482,653
Retained earnings	12,072,792	11,326,852
Accumulated other comprehensive income (loss)	247,055	(134,684)
Total stockholders' equity	10,811,019	9,820,142
Total liabilities and stockholders' equity	$21,994,252	$19,838,973

The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Agency revenues	$1,785,313	$1,500,029
Merchant revenues	442,045	470,032
Advertising and other revenues	192,046	178,058
Total revenues	2,419,404	2,148,119
Cost of revenues	85,169	128,669
Gross profit	2,334,235	2,019,450
Operating expenses:
Performance advertising	980,773	779,909
Brand advertising	73,012	69,845
Sales and marketing	114,036	92,323
Personnel, including stock-based compensation of $58,948 and $66,000, respectively	351,030	308,351
General and administrative	135,547	113,045
Information technology	39,945	32,788
Depreciation and amortization	83,430	72,871
Total operating expenses	1,777,773	1,469,132
Operating income	556,462	550,318
Other income (expense):
Interest income	31,992	20,347
Interest expense	(55,717)	(46,894)
Foreign currency transactions and other	(5,127)	(12,928)
Impairment of cost-method investment	—	(50,350)
Total other expense	(28,852)	(89,825)
Earnings before income taxes	527,610	460,493
Income tax expense	71,987	86,069
Net income	$455,623	$374,424
Net income applicable to common stockholders per basic common share	$9.26	$7.54
Weighted-average number of basic common shares outstanding	49,192	49,630
Net income applicable to common stockholders per diluted common share	$9.11	$7.47
Weighted-average number of diluted common shares outstanding	50,025	50,129

The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Three Months Ended March 31,
	2017	2016
OPERATING ACTIVITIES:
Net income	$455,623	$374,424
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	40,412	30,486
Amortization	43,018	42,385
Provision for uncollectible accounts, net	13,530	6,812
Deferred income tax benefit	(24,441)	(25,681)
Stock-based compensation expense and other stock-based payments	59,059	66,034
Amortization of debt issuance costs	2,067	1,837
Amortization of debt discount	17,625	17,009
Impairment of cost-method investment	—	50,350
Excess tax benefits on stock-based awards and other equity deductions	—	18,073
Changes in assets and liabilities:
Accounts receivable	(78,428)	(191,704)
Prepaid expenses and other current assets	(443,643)	(340,485)
Accounts payable, accrued expenses and other current liabilities	305,758	294,349
Other	(9,962)	869
Net cash provided by operating activities	380,618	344,758

INVESTING ACTIVITIES:
Purchase of investments	(1,498,723)	(1,051,346)
Proceeds from sale of investments	676,474	1,252,604
Additions to property and equipment	(70,559)	(53,256)
Acquisitions and other investments, net of cash acquired	(6)	(723)
Net cash (used in) provided by investing activities	(892,814)	147,279

FINANCING ACTIVITIES:
Proceeds from short-term borrowing	—	100,000
Proceeds from the issuance of long-term debt	1,051,722	2,500
Payments related to conversion of senior notes	(4)	—
Payments for repurchase of common stock	(209,797)	(241,719)
Proceeds from exercise of stock options	1,479	4,815
Net cash provided by (used in) financing activities	843,400	(134,404)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	21,737	22,296
Net increase in cash, cash equivalents and restricted cash	352,941	379,929
Cash, cash equivalents and restricted cash, beginning of period	2,082,007	1,478,071
Cash, cash equivalents and restricted cash, end of period	$2,434,948	$1,858,000
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$536,192	$449,314
Cash paid during the period for interest	$38,496	$40,119
Non-cash financing activity	$1,000	$—

The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended March 31,
		2017	2016
	Net income	$455,623	$374,424

(a)	Depreciation and amortization	83,430	72,871
(a)	Interest income	(31,992)	(20,347)
(a)	Interest expense	55,717	46,894
(b)	Impairment of cost-method investment	—	50,350
(a)	Income tax expense	71,987	86,069
	Adjusted EBITDA	$634,765	$610,261

	GAAP Gross profit	$2,334,235	$2,019,450

	Adjusted EBITDA as a % of GAAP Gross profit	27.2%	30.2%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended March 31,
		2017	2016
	Net income	$455,623	$374,424

(c)	Amortization of intangible assets	43,018	42,385
(d)	Debt discount amortization related to convertible debt	16,493	15,962
(b)	Impairment of cost-method investment	—	50,350
(e)	Tax impact of Non-GAAP adjustments	(21,068)	(22,140)
	Non-GAAP Net income	$494,066	$460,981

	GAAP weighted-average number of diluted common shares outstanding	50,025	50,129

	Non-GAAP Net income per diluted common share	$9.88	$9.20

Notes:
(a)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(b)	Impairment of cost-method investment is recorded in Other income (expense) and related to our investment in Hotel Urbano.
(c)	Amortization of intangible assets is recorded in Depreciation and amortization expense.
(d)	Non-cash interest expense related to the amortization of debt discount on convertible debt is recorded in Interest expense.
(e)	Reflects the tax impact of non-GAAP adjustments.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

The Priceline Group Inc. Statistical Data In millions (Unaudited)

Gross Bookings	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17
Agency	$11,908	$12,867	$12,850	$10,344	$14,534	$15,369	$15,757	$12,978	$18,140
Merchant	1,867	2,094	1,928	1,670	2,119	2,494	2,703	2,134	2,546
Total	$13,775	$14,960	$14,778	$12,015	$16,653	$17,862	$18,460	$15,112	$20,687

Year/Year Growth
Agency	13.2%	11.1%	8.7%	15.3%	22.1%	19.4%	22.6%	25.5%	24.8%
Merchant	5.8%	7.0%	(3.7)%	(0.9)%	13.5%	19.1%	40.2%	27.8%	20.2%
Total	12.2%	10.5%	6.9%	12.7%	20.9%	19.4%	24.9%	25.8%	24.2%
Constant Currency	26%	26%	22%	24%	26%	21%	26%	28%	27%

Units Sold	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17
Room Nights	104.6	113.1	115.6	99.1	136.5	140.7	149.6	129.7	173.9
Year/Year Growth	25.4%	26.2%	22.0%	26.6%	30.5%	24.4%	29.4%	31.0%	27.4%

Rental Car Days	14.6	17.2	16.0	12.2	16.2	18.5	18.0	14.0	18.6
Year/Year Growth	18.0%	20.1%	13.0%	10.6%	10.9%	7.9%	12.5%	14.4%	15.4%

Airline Tickets	2.0	2.1	2.0	1.7	1.8	2.0	1.9	1.6	1.8
Year/Year Growth	(3.2)%	0.3%	(1.1)%	(2.6)%	(7.2)%	(6.6)%	(2.5)%	(4.3)%	(2.1)%

	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17
Gross Profit	$1,672.2	$2,092.9	$2,947.3	$1,879.4	$2,019.5	$2,429.8	$3,589.1	$2,276.4	$2,334.2
Year/Year Growth	18.9%	11.1%	12.5%	12.2%	20.8%	16.1%	21.8%	21.1%	15.6%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.